HIGHBURY FINANCIAL INC. ELECTS THEODORE M. LEARY JR.
TO ITS BOARD OF DIRECTORS

Board composed of a majority of independent directors

Hoyt Ammidon Jr. named lead independent director

Denver, Colorado, April 15, 2009 - Highbury Financial Inc. (OTCBB: HBRF, HBRFU, HBRFW) (“Highbury”), an investment management holding company, announced today that Mr. Theodore M. Leary Jr. was elected to its board of directors on April 13, 2009.  Mr. Leary is one of three independent directors on Highbury’s board of directors.  His term will expire on the date of Highbury’s annual meeting in 2011.

Mr. Leary is the President of Crosswater Realty Advisors LLC, a real estate advisory firm he founded in 2005, which provides workout, value recovery and commingled fund/partnership restructuring assistance to owners, investors and managers holding underperforming real estate and transportation infrastructure investments.  Prior to founding Crosswater, he served for 22 years in a variety of roles as a Principal of Lowe Enterprises, a diversified real estate company.   He was the President of Lowe Enterprises Investment Management, LLC ("LEIM"), the institutional advisory arm of Lowe Enterprises, from 1990 to 2004 and the Chairman from 2004 to 2005.  Mr. Leary worked for the Victor Palmieri Company from 1975 to 1982 on highly complex workout assignments for major financial institutions.  He has served on the boards of directors of the Pension Real Estate Association, the National Association of Real Estate Investment Managers, the Association of Foreign Investors in Real Estate and the Real Estate Capital Recovery Association, which represented the real estate workout industry during the savings and loan collapse in the 1990s.  Mr. Leary was honored, in October 2005, with the prestigious Sponsors' Award by The UCLA Real Estate Finance and Investment Conference for his significant contributions to the real estate investment industry.  Before entering the real estate business, Mr. Leary worked in the United States Senate as the chief of staff to U.S. Senator Abraham Ribicoff.  Mr. Leary is a graduate of Harvard College and George Washington University Law School.

Highbury also announced today that Hoyt Ammidon Jr. has been selected by the board of directors to serve as lead independent director.  In this role, Mr. Ammidon will, among other duties, chair meetings of the independent directors, collaborate with the chairman of the board on the agenda for board meetings, serve as a point of contact for stockholder communications with the board of directors and facilitate communications between management and the other independent directors.

“We are very pleased to welcome Mr. Leary to our board,” stated Richard S. Foote, President and Chief Executive Officer of Highbury. “He has deep knowledge of the investment management industry through his role as an owner and manager of LEIM as well as significant experience identifying, structuring and executing transactions.  Mr. Leary is well known and highly regarded among investment managers and major institutional investors.  His relationships will be a valuable source of potential future affiliates for Highbury as well as potential clients for Highbury affiliates.  We believe he will be an excellent addition to Highbury’s board.”

Mr. Foote continued, “With Mr. Leary’s addition, Highbury’s board of directors is composed of a majority of independent directors.  Consistent with best practices for a public company, our board has formed an audit committee and a nominating and corporate governance committee in addition to the compensation committee formed earlier this year.  All committees of the board are composed solely of independent directors.”

Mr. Foote concluded, “We are pleased to announce these important developments as we continue to grow and evolve as a public company.”

Highbury is an investment management holding company providing permanent capital solutions to mid-sized investment management firms. We pursue acquisition opportunities and seek to establish accretive partnerships with high quality investment management firms. Highbury’s strategy is to provide permanent equity capital to fund buyouts from corporate parents, buyouts of founding or departing partners, growth initiatives, or exit strategies for private equity funds. This strategy includes leaving material equity interests with management teams to align the interests of management and Highbury’s shareholders and, in general, does not include integrating future acquisitions, although Highbury may execute add-on acquisitions for its current or future affiliates. We seek to augment and diversify our sources of revenue by asset class, investment style, distribution channel, client type and management team. We intend to fund acquisitions with our revolving credit facility, other external borrowings, retained earnings (if any), additional equity and other sources of capital, including seller financing and contingent payments.

Questions and inquiries for further information may be directed to Richard S. Foote, President and Chief Executive Officer of Highbury Financial Inc. He can be reached via telephone at 212-688-2341. More information is also available at www.highburyfinancial.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Highbury’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Highbury cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Highbury assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Highbury's SEC filings and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and Highbury; (4) changing conditions in global financial markets generally and in the equity markets particularly, and decline or lack of sustained growth in these markets; (5) Highbury's business strategy and plans; (6) the introduction, withdrawal, success and timing of business initiatives and strategies; (7) the unfavorable resolution of legal proceedings and/or harm to Highbury's reputation; (8) fluctuations in customer demand; (9) management of rapid growth; (10) the impact of fund performance on redemptions; (11) changes in investors' preference of investing styles; (12) changes in or loss of sub-advisers; (13) the impact of increased competition; (14) the results of future financing efforts; (15) the impact of future acquisitions or divestitures; (16) the relative and absolute investment performance of Highbury's investment products; (17) investment advisory agreements subject to termination or non-renewal; (18) a substantial reduction in fees received from third parties; (19) Highbury's success in finding or acquiring additional investment management firms on favorable terms and consummating acquisitions of investment management firms; (20) the ability to retain major clients; (21) the ability to attract and retain highly talented professionals; (22) significant limitations or failure of software applications; (23) expenses subject to significant fluctuations; (24) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (25) the impact of capital improvement projects; (26) the extent and timing of any share repurchases; and (27) the impact of changes to tax legislation and, generally, the tax position of Highbury.

Highbury's filings with the SEC, accessible on the SEC's website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.